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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the inclusion in this Information Statement pursuant to Section 14(C) of our report dated December 22, 2004 (except with respect to the matter discussed in Note 13 as to which the date is December 29, 2004), relating to the consolidated financial statements of RevCare, Inc. as of and for the year ended September 30, 2004 included in the Annual Report on Form 10-KSB for the year ended September 30, 2004. It should be noted that we have not audited any financial statements of the company subsequent to September 30, 2004, or performed any audit procedures subsequent to the date of our report.

/s/ MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Orange County, California
August 24, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM